U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                             (AMENDMENT NO.     )

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[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14(a)-6(e)(2))
[X]  Definitive Information Statement


                          5G WIRELESS COMMUNICATIONS, INC.
              (Name of the Registrant as Specified in its Charter)

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     6(I)(4) and 0-11.

1.  Title of each class of securities to which transaction applies:
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2.  Aggregate number of securities to which transaction applies:
___________________________________________________________________

3.  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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4.  Proposed aggregate offering price:
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5.  Total fee paid:
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[  ]  Fee paid previously with preliminary materials.
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      Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.  Amount previously paid:
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Notes:

                               INFORMATION STATEMENT

                          5G Wireless Communications, Inc.
                          2921 North Tenaya Way, Suite 234
                              Las Vegas, Nevada 89128

                  We Are Not Asking You for a Proxy and You Are
                        Requested Not To Send Us a Proxy

     This Information Statement is furnished by the Board of Directors of 5G Wireless Communications, Inc., a Nevada corporation ("Company"), to the holders of record at the close of business on October 1, 2002 ("Record Date") that were not solicited by the Company, of the Company's outstanding common stock, par value $0.001 per share ("Common Stock",) pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act").

The Company's Board of Directors have unanimously approved the following actions:

     (a) A proposal to amend the Articles of Incorporation of the Company to increase the authorized shares of common stock of the Company to 800,000,000.

     (b) A proposal to amend the Articles of Incorporation of the Company so that an increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent.

     (c) A proposal to amend the Articles of Incorporation of the Company so that a decrease in the issued and outstanding common stock of the Company (a reverse split) can be approved by the Board of Directors without shareholder consent.

The Company has received the consent of a majority of the outstanding shares of Common Stock for the Company for the foregoing actions.
The filing of a Certificate of Amendment of Articles of Incorporation with the Nevada Secretary of State, which will effect the foregoing actions, will not be done until a date which is at least twenty (20) days after the filing of this Definitive Information Statement.

     This Information Statement will be sent on or about October 10, 2002 to the Company's stockholders of record who have not been solicited for their consent of this corporate action.

                               VOTING SECURITIES

     The record date of shareholders entitled to receive notice of this corporate action by the Company is the close of business on October 1, 2002. On such date, the Company had issued and outstanding 141,989,373 shares at $0.001 par value common stock.
Each share is entitled to one vote per share on any matter which may properly come before the shareholders and there is no cumulative voting right on any shares. Pursuant to applicable Nevada law, there are no dissenter's or appraisal rights relating to the matters set forth above.

     All matters to be voted on require an affirmative vote of a majority of the issued and outstanding shares of the Company.  The
Company has solicited and received written consent of   a majority of
such shares in the Company.

                                STOCK OWNERSHIP

     The following table sets forth information regarding the beneficial ownership of shares of the Company's common stock as of October 1, 2002 (141,989,373 issued and outstanding) by (i) all shareholders known to the Company to be beneficial owners of more than 5% of the outstanding Common Stock; (ii) each director and executive officer; and (iii) all officers and directors of the Company as a group. Except as may be otherwise indicated in the footnotes to the table, each person has sole voting power and sole dispositive power as to all of the shares shown as beneficially owned by them.

Title of       Name and Address               Amount and Nature     Percent of
Class          of Beneficial                    of Beneficial         Class
                   Owner                           Owner (1)

Common Stock   Jerry Dix                         13,955,348 (2)           9.83%
               2921 North Tenaya Way
               Suite 234
               Las Vegas, Nevada  89128

Common Stock   Steve Lipman                      13,955,348 (3)           9.83%
               2921 North Tenaya Way
               Suite 234
               Las Vegas, Nevada  89128

Common Stock   Brian Corty                       13,867,182               9.56%
               2921 North Tenaya Way
               Suite 234
               Las Vegas, Nevada  89128

Common Stock   Don Boudewyn                       2,684,523 (4)           1.89%
               2921 North Tenaya Way
               Suite 234
               Las Vegas, Nevada  89128

Common Stock   Robert Kirish                      2,000,000               1.41%
               2921 North Tenaya Way
               Suite 234
               Las Vegas, Nevada  89128

Common Stock   Shares of all directors and       32,400,388              22.69%
               executive officers
               as a group (4 persons)

(1) None of these security holders has the right to acquire any amount of the shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.

(2) 106,666 of the shares held by Messrs. Dix and Lipman are actually held in the name of Market Force, Inc., a company controlled by them.

(3) 106,666 of the shares held by Messrs. Lipman and Dix are actually held in the name of Market Force, Inc., a company controlled by them.

(4)  1,184,523 of the total are held in the name of Wireless
Xstream Technologies Ltd., a company controlled by Mr. Boudewyn.

                   AMENDMENTS TO ARTICLES OF INCORPORATON

Description of Securities.

(a)  Shareholder Rights.

The holders of shares of common stock of the Company:

     - have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the board of directors of the company

     - are entitled to share ratably in all of the assets of the company available for distribution upon winding up of the affairs of the company

     - are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders.

These securities do not have any of the following rights

     - special voting rights

     - preference as to dividends or interest

     - preemptive rights to purchase in new issues of shares

     - preference upon liquidation

     - any other special rights or preferences.

In addition, the shares are not convertible into any other security. There are no restrictions on dividends under any loan, financing arrangements or otherwise.

(b)  Non-Cumulative Voting.

The holders of shares of common stock of the company do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of the company's directors.

(c)  Dividends.

The Company does not currently intend to pay cash dividends.
Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, or can there be any guarantees of the success of the Company.

A distribution of revenues will be made only when, in the judgment of the Company's board of directors, it is in the best interest of its stockholders to do so. The board of directors will review, among other things, the financial status of the company and any future cash needs of the Company in making its decision.

(d)  Possible Anti-Takeover Effects of Authorized but Unissued Stock.

One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

(e)  Transfer Agent.

The Company has engaged the services of Holladay Stock Transfer, Inc., 2939 North 67th Place Scottsdale, Arizona 85251, to act as transfer agent and registrar.

Amendment of Articles of Incorporation.

One of the corporate actions to be taken consists of the Company filing a Certificate of Amendment of Articles of Incorporation to increase the authorized shares of common stock of the Company to 800,000,000.

The other corporation actions to be taken consist of also filing a Certificate of Amendment of Articles of Incorporation so that an increase in the authorized capital stock of the Company can be approved by the Board of Directors without shareholder consent, and so that a decrease in the issued and outstanding common stock of the Company can be approved by the Board of Directors without shareholder consent.

By order of the Board of Directors
September 30, 2002

/s/  Jerry Dix
Jerry Dix, President